ASSET PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) made effective as of the 14th day of July, 2015 (the “Effective Date”),

AMONG:

STELLA BLU, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 270 Greyson Place, Teaneck, New Jersey 07666 (“Purchaser”)

AND:

CO-OWNERS INC., a company formed pursuant to the laws of laws of the State of Florida and having an office for business located at Station Square Office Center, Suite 1106, 628 Cleveland Street Suite, Clearwater, Florida 33755 (the "Seller")

AND:

The shareholders of the Seller, each of whom is set forth on the signature page of this Agreement.

WHEREAS, the Purchaser desires to purchase and acquire from the Seller and the Seller desires to sell and assign to the Purchaser 100% of the Seller’s rights, title and interest in and to all of the Seller’s Tangible and Intelligible Property; and

WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

SALE AND TRANSFER OF ASSETS

1.1

Sale of Assets.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby, the Seller will sell, convey, assign and transfer 100% of the Seller’s interest in and to the Purchased Assets (as defined below).

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("Inventory"), and the following intangible property: all right, title and interest of the Seller, if any, under leases of personal property and equipment, intellectual property (including, without limitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, trade accounts receivable ("Accounts"), promissory notes arising from Accounts, all causes of action related to the Purchased Assets, contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Purchased Assets, customer lists, goodwill and other intangible property related to the Seller, including but not limited to name branding, website domains, business design and all related documentation including financial models and projections, draft and executed contracts, presentations, marketing materials, etc.

1.2

Consideration.  In consideration of the sale, transfer and assignment to the Purchaser of 100% of the Seller’s right, title and interest in and to the Purchased Assets, the Purchaser shall pay an aggregate purchase price as follows:

(a)

The Purchaser will set up a wholly-owned subsidiary named “Co-Owners Rewards Inc.” or something similar (the “Subco”).  The Subco will then issue 4,530,000 shares of its common stock to the Seller (hereinafter referred to as the “Purchase Price”).

1.3

The Closing.  The transfer and delivery of the documents transferring 100% of the right, title and interest of the Seller to the Purchased Assets to the Purchaser and the Purchase Price to the Seller (the “Closing”) will take place on or before July 31, 2015 or such earlier date as may be mutually acceptable to the Seller and the Purchaser, subject to the satisfaction or waiver (by the party receiving the benefit thereof) of the conditions precedent set forth in Section 6 and 7 of this Agreement (the “Closing Date”).

1.4

Deliveries.  At the Closing on the Closing Date:

(a)

The Seller shall deliver to the Purchaser executed and duly acknowledged assignments conveying 100% of the right, title and interest of the Seller to the Purchased Assets to the Purchaser;

(b)

The Purchaser shall deliver to the Seller and/or its designee a share certificate evidencing an aggregate of 4,530,000 shares of the Subco’s restricted common stock;

(c)

The Seller and the Purchaser shall each execute and deliver such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; including, without limitation, working together to cause the title to any assets to be transferred into the name of the Purchaser in the applicable governmental records.

 1.5

Liabilities.  The Purchaser will also be acquiring the liabilities set forth in Schedule A.  The Purchaser and the Seller agree that the holders of any of the convertible notes cannot convert any of their debt until such time as the Subco becomes its own public entity.  The Purchase and Seller further agree that any conversion of debt will be done at the current market value of the Subco’s common stock, or $1.00 per share, whichever amount is greater.

ARTICLE 2

TITLE DUE DILIGENCE

2.1

Access to the Purchased Assets.  The Seller shall grant the Purchaser such access to the Purchased Assets, including all records relating to same, as is necessary to permit the Purchaser to conduct a thorough due diligence investigation of the title to the Purchased Assets.  The Purchaser shall have a maximum of seven (7) days from the date of this Agreement to conduct its due diligence (this 7-day period, as it may be extended in accordance with this Agreement or by other agreement of the parties, will be referred to herein as the “Due Diligence Period”).

2.2

The Purchaser shall notify the Seller in writing (the “Defect Notice”) by the end of the Due Diligence Period of any failures or defects in title (“Title Defects”) that the Purchaser may have identified as pertaining to the Purchased Assets.  The Defect Notice shall identify the alleged defect and the nature of the defect.  If no defects are identified in said written notice, the Purchaser will be deemed to have accepted title for said The Purchased Assets.  Upon receipt of Defect Notice, the Seller shall have until the Closing to cure any such Title Defects or, if not curable prior to the Closing, advise the Purchaser how such Title Defects will be cured following the Closing and provide a satisfactory commitment to the Purchaser with respect to curing of such Title Defects.  If the Seller is unable to cure any material Title Defects to the Purchaser’s reasonable satisfaction or provide a plan and commitment to cure such Title Defects prior to the Closing, then the Purchaser may (i) terminate this Agreement; or (ii) proceed with the Closing with no reduction in the Purchase Price.  Title Defect, as used in this Agreement, shall mean any lien, encumbrance, encroachment or other defect in the Seller’s title to the Purchased Assets that would cause the Seller not to have defensible title to such The Purchased Assets.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

To induce the Purchaser to execute, deliver and perform this Agreement, and in acknowledgement of the Purchaser’s reliance on the following representations and warranties, the Seller represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

3.1

Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of the State of Florida with the power and authority to conduct its business as it is now being conducted and to own its assets.

3.2

Power and Authority.  The Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and the Seller will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory and other approvals.  The execution, delivery and performance by the Seller of the Agreement has been duly authorized.  This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

3.3

Non-Contravention.  To the Seller’s knowledge, neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Seller under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller, or any of its material property or assets;

(b)

violate any provision of the articles or bylaws of the Seller; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority in the State of Florida that would result in a Seller Material Adverse Effect (defined below).

3.4

Actions and Proceedings.  To the knowledge of the Seller, (i) there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting the Seller or which involves any of the business, or the properties or assets of the Seller that, if adversely resolved or determined, would have a material adverse effect on the Purchased Assets (a “Seller Material Adverse Effect”), and (ii) there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Seller Material Adverse Effect.

3.5

Compliance.

(a)

To the knowledge of the Seller, the Seller is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other regulation in Florida or the United States that would constitute a Seller Material Adverse Effect;

(b)

To the knowledge of the Seller, the Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would result in a Seller Material Adverse Effect; and

(c)

To the knowledge of the Seller, the Seller has duly filed all reports and a return required to be filed by it with governmental authorities in Florida and the United States and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  To the knowledge of the Seller, all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of the Seller, threatened, and none of them will be adversely affected by the consummation of this Agreement.

3.6

Filings, Consents and Approvals.  To the knowledge of the Seller, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Seller of the transactions contemplated by this Agreement, other than filing a change of title to the Purchased Assets.

3.7

Title.  The Seller has marketable title to the Purchased Assets.  For purposes of this Agreement, “marketable title” means such title with enable the Purchaser, as the Seller’s successor in 100% interest in title, to receive from the Purchased Assets, free and clear of any liens or encumbrances.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of Seller’s reliance on the following representations and warranties, the Purchaser hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

4.1

Organization.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

 4.2

Power and Authority.  The Purchaser has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the execution, delivery and performance of the Agreement by the Purchaser has been duly authorized.  This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.

4.3

Broker’s or Finder’s Fees.  The Purchaser has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

4.4

No Conflict.  Neither the execution and delivery by the Purchaser of this Agreement and of the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby or thereby, nor the consummation by the Purchaser of the transactions contemplated hereby, will or do violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Purchaser; (b) any provision of any charter, bylaw, or (c) under any material agreement to which the Purchaser is a party.

4.5

Required Consents.  No permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby, or the consummation by the Purchaser of the transactions contemplated hereby.

4.6

Litigation.  There are no proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser which (i) seek to restrain or enjoin the consummation of the Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the Purchaser or its abilities to perform its obligations under the Agreement and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby.

ARTICLE 5

COVENANTS OF THE SELLER PRIOR TO CLOSING

5.1

Required Approvals.  As promptly as practicable after the date of this Agreement, the Seller shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby.  The Seller shall cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by law to make in connection with the transactions contemplated hereby.

5.2

Prohibited Actions.  Except as provided herein below, in no event, without the prior written consent of the Purchaser, shall the Seller:

(a)

permit any of the Purchased Assets to be subjected to any claim or encumbrance, except claims or encumbrances that the Seller believes, in its sole judgment, are necessary to continue development of the Purchased Assets in the ordinary course of business and consistent with past practice;

(b)

waive any claims or rights respecting the Purchased Assets, or sell, transfer, or otherwise dispose of any of the Purchased Assets; or

(c)

dispose of any interest in any of the Purchased Assets, or permit any rights in any of the Purchased Assets to lapse into default or in non-compliance with all and any regulatory or governmental requirement.

5.3

Access.  From the date of this Agreement to the Closing Date, the Seller shall provide the Purchaser with such information and access as the Purchaser may from time to time reasonably request regarding the Purchased Assets.

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ARTICLE 6

CONDITIONS TO THE SELLER’S OBLIGATIONS

Each of the obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

6.1

Representations and Warranties; Performance.  The Purchaser shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Purchaser’s Board of Directors, and the Seller shall have received a certificate to that effect signed by the secretary of the Purchaser.

6.2

Consents.  All required approvals, consents and authorizations shall have been obtained.

6.3

Litigation.  No Litigation shall be threatened or pending against the Purchaser or the Seller that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

6.4

Documents Satisfactory in Form and Substance.  All agreements, certificates, and other documents delivered by the Purchaser to the Seller hereunder shall be in form and substance satisfactory to counsel for the Seller, in the exercise of such counsel’s reasonable judgment.

6.5

Due Diligence.  The Seller shall have completed its due diligence review of the Purchaser and shall have been satisfied with the findings thereof.

ARTICLE 7

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

Each of the obligations of the Purchaser to be performed hereunder shall be subject to the satisfaction (or the waiver by the Purchaser) at or prior to the Closing Date of each of the following conditions:

7.1

Representations and Warranties; Performance.  The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Purchaser shall have received a certificate to that effect signed by the secretary of the Seller.

7.2

Consents.  All required approvals, consents and authorizations shall have been obtained.

7.3

No Litigation.  No Litigation shall be threatened or pending against the Purchaser or the Seller that, in the reasonable opinion of counsel for the Purchaser, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

7.4

Due Diligence.  The Purchaser shall have completed its due diligence review of the Purchased Assets and shall have been satisfied with the findings thereof.

7.5

Proof of Ownership of the Assets.  The Seller shall have delivered to the Purchaser copies of instruments evidencing its ownership of the Purchased Assets.

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ARTICLE 8

COVENANTS OF THE SELLER AND THE PURCHASER FOLLOWING CLOSING

8.1

Transfer, Documentary Taxes.

(a)

All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Seller and the Seller shall file all necessary documentation with respect to such taxes.

8.2

Further Assurances.  Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

8.3

Nondisclosure of Proprietary Data.  The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge.  Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing, or except as required by applicable law.

ARTICLE 9

SURVIVAL AND INDEMNITY

9.1

Survival of Representations, Warranties, etc.  Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive for a period of twelve (12) months after the Closing and shall not merge in the performance of any obligation by any party hereto.  All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

9.2 Indemnification by the Seller and the Purchaser.  The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation , and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

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ARTICLE 10

TERMINATION

10.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)

by mutual written consent of the Seller and the Purchaser;

(b)

by either the Seller or the Purchaser if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Purchaser, in the case of a termination by the Seller, or on the part of the Seller, in the case of a termination by the Purchaser, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

(c)

by either the Seller or the Purchaser if the transactions contemplated hereby shall not have been consummated on or before the Closing Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date; or

(d)

By the Purchaser in the event of an uncured Title Defect as provided in Section 2.2 of this Agreement.

10.2

Effect of Termination.  Each party’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 10.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 11

MISCELLANEOUS

11.1

Entire Agreement.  This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

11.2

Parties Bound by Agreement; Successors and Assigns.  The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.3

Amendments and Waivers.  No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.  A waiver on one occasion shall not be construed as a waiver of any right on any future occasion.  No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

11.4

Severability.  If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.  If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

11.5

Attorneys’ Fees.  Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

11.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

11.7

Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

11.8

Expenses.  Except as specifically provided herein, the Seller and the Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

11.9

Notices.  All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement.  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

11.10

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

11.11 Arbitration.  Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration in the State of Nevada.  The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association.  All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award made by the arbitrator or for any actions seeking injunctive relief.

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11.12

References, etc.

(a)

Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

(b)

Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof.  All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

(c)

Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

11.13

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.14

No Third Party Beneficiary Rights.  No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

11.15

Such Other Acts.  The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

11.16

Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

[SIGNATURE PAGE TO FOLLOW]

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STELLA BLU, INC.

Per:

Stefan Stojanovic

President & Chief Executive Officer

CO-OWNERS INC.

Per:

Thomas Nash

Chief Executive Officer

SHAREHOLDERS OF CO-OWNERS INC.

Name of Shareholder	Number of Shares that Shareholder is the Registered and/or Beneficial Owner Of	Ownership Percentage
/s/ Thomas Nash
Thomas Nash	2,200,000	48.565%

/s/ Paula M. Leonard_______________________
Paula M. Leonard	2,200,000	48.565%
/s/ James Waters__________________________
James Waters	30,000	0.662%
/s/ Dan Brandano
Dan Brandano	100,000	2.208%
TOTAL	4,530,000	100.000%

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SCHEDULE A

LIST OF LIABILITIES

Accounts Payable
RGP Media (marketing firm)	3,060.00
ArrowVista Corporation	500.00
Design Strategies Inc. (marketing firm)	1,175.00

Convertible Notes Payable
Ester Manon Van Ekeris	1,000.00
Johanna Chevalley	1,000.00
Alexander Chevalley	1,000.00
Nathalie Wolther Pfister	1,000.00
Ann Lloyd	1,000.00
Dana Pearl	1,000.00
Eduardo Prieto	10,000.00
Ernesto Velasquez	1,000.00
Evelio Oliva	1,000.00
JJ Gavi	5,000.00
John Tavares	10,000.00
Jose Alvarado	2,500.00
Juan Velasquez	1,000.00
Kamy Lavanchy	5,000.00
Lisa Chevalley	2,500.00
Louis Paulino	1,000.00
Mauricio Garcia	3,500.00
Mayrim Montero	1,000.00
Norma Piedad Martinez	1,000.00
Viviana Cortes	1,000.00
Diana Mejia	1,000.00
Liliana Fierro	1,000.00
Juan Mauricio Sanchez	1,000.00
Orlando Henao	1,000.00
Andres Felipe Henao Botero	1,000.00
Juan Pablo Henao Botero	1,000.00
Alexandra Ortiz	1,000.00
Maria and Fred Berger	3,000.00
Maria and Fred Berger	3,000.00
Maria and Fred Berger	2,000.00
Carol Housen	1,000.00
Mauricio Garcia	2,500.00
Cynthia Winston	1,000.00
Dave Franco	2,000.00
Deb and Ken Zalewski	2,000.00
Dr. Ed Evors	10,000.00
Lisa Vollmer	5,000.00
Louis Scaramuzzi	1,500.00
Ricardo McPherson	5,000.00
Shelby Parchman	5,000.00
Susan Moser	1,000.00
Kevin Labree	5,000.00
Dick Crossman	10,000.00
Dana L. Fehalandt	1,000.00
Korey Kleisch	1,500.00
David Siodlarz	1,000.00
Trisha Livingston	4,500.00
JP Parsons	500.00
Tim Kennedy	8,000.00
Tom Lordon	300.00
TOTAL	$139,035.00

9